Exhibit 99.1

Vincerx Pharma Reports Second Quarter 2022 Financial Results and Provides a Corporate Update

Continue to execute on priority indications for VIP152; recently issued the INN enitociclib

IND submission for first-in-class small molecule drug conjugate (SMDC) VIP236 still expected in 2H2022

IND filings for antibody drug conjugates (ADCs), VIP943 and VIP924, remain on track for 2H2023 and 1H2024, respectively

Expected cash runway into late 2024

PALO ALTO, Calif., August 11, 2022 – Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the second quarter ended June 30, 2022 and provided a corporate update.

“We shared key updates last quarter that are intended to strategically position Vincerx to aggressively advance our pipeline programs while optimizing our cash runway,” said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx. “Our unique INN, enitociclib, for our lead asset, VIP152, was recently issued. The wide application and global recognition of INNs suggest our highly selective PTEFb/CDK9 inhibitor is one step closer to becoming a potential therapy for cancer patients. We continue to execute on priority indications in our enitociclib clinical program and remain on track for multiple IND-related catalysts, including IND submission for VIP236 later this year and two additional filings for VIP943 and VIP924 in the second half of 2023 and first half of 2024, respectively. The Vincerx team remains focused on our prioritized studies and look forward to providing additional progress updates in the coming months.”

RECENT CORPORATE HIGHLIGHTS

•	VIP152 recently issued INN, enitociclib

•	Prioritized enitociclib clinical studies to focus on:

•	Monotherapy in patients with high grade B-cell lymphoma characterized by translocations of MYC and BCL-2

•	Monotherapy in patients with high-risk chronic lymphocytic leukemia (CLL)

•	Combination with Bruton tyrosine kinase (BTK) inhibitor in patients with high-risk CLL

•	Prioritized enitociclib indications expected to initiate Phase 2 studies in 2023

•	Continuing to prioritize advancement of first-in-class and potentially best-in-class bioconjugation assets

•	IND submission for SMDC VIP236 on track for 2H2022

•	IND filing for ADCs, VIP943 and VIP924, on track for 2H2023 and 1H2024, respectively

•	Streamlined and realigned resources to support prioritized enitociclib indications, advancement of the bioconjugation programs, and extension of cash runway through late 2024

•

Presented poster at the 2022 European Hematology Association (EHA) Annual Meeting, titled “VIP152 is a novel CDK9 inhibitor with improved selectivity, target modulation, and cardiac safety in patients with lymphoma”

SECOND QUARTER 2022 FINANCIAL RESULTS

•

Vincerx Pharma had $80.9 million in cash as of June 30, 2022, as compared to $111.5 million as of December 31, 2021. Based on its current business plans and assumptions, Vincerx believes its available cash will be sufficient to meet its operating requirements into late 2024.

•

Research and development (R&D) expenses for the three- and six-months ended June 30, 2022 were $13.7 million and 29.7 million, respectively, as compared to $10.7 million and $15.5 million for the same periods in 2021, respectively. These increases were primarily driven by manufacturing services in support of our ADC programs and third-party services in support of our ongoing enitociclib clinical trials.

•

General and administrative (G&A) expenses for the three- and six-months ended June 30, 2022 were $4.7 million and $10.4 million, respectively, as compared to $6.7 million and $11.5 million for the same periods in 2021, respectively. These decreases were primarily the result of declines in stock-based compensation expense.

•

For the second quarter ended June 30, 2022, Vincerx reported a net loss of $18.4 million, or $0.88 per share, as compared to a net loss of $2.0 million, or $0.12 per share for the same period in 2021. For the six-months ended June 30, 2022, Vincerx reported a net loss of $34.8 million, or $1.66 per share, as compared to a net loss of $8.3 million, or $0.55 per share for the same period in 2021. The net loss for the second quarter and six-months ended June 30, 2021 include gains from the change in fair value of our warrant liabilities of $15.4 million and $18.7 million, respectively.

ABOUT VINCERX PHARMA, INC.

Vincerx Pharma, Inc. (Vincerx) is a clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage modular bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates. For more information, please visit www.vincerx.com.

CAUTIONARY STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,”

“goal,” “potential,” “on-target,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, capital requirements and sufficiency of available cash, pipeline, strategy, timeline, product candidates and preclinical and clinical development and results. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development and trials, including those conducted prior to Vincerx’s in-licensing; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; Vincerx’s capital requirements and availability and uses of capital; the effects of competition on Vincerx’s future business; Vincerx’s ability to successfully implement workforce and cost reductions and the impact of such reductions; and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

CONTACTS

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com

Vincerx Pharma, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$80,857	$111,459
Prepaid expenses and other current assets	1,529	382

Total current assets	82,386	111,841
Right-of-use assets	3,514	3,949
Property, plant and equipment, net	202	233
Other assets	1,642	1,653

Total assets	$87,744	$117,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,118	$2,019
Accrued expenses	4,331	4,715
Lease liability	968	738
Common stock warrant liabilities	34	6,447

Total current liabilities	10,451	13,919
Lease liability, net of current portion	2,930	3,436

Total liabilities	13,381	17,355

Total stockholders’ equity	74,363	100,321

Total liabilities and stockholders’ equity	$87,744	$117,676

Vincerx Pharma, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Operating expenses:
General and administrative	$4,722	$6,695	$10,378	$11,486
Research and development	13,742	10,698	29,713	15,532
Restructuring	1,159	—	1,159	—

Total operating expenses	19,623	17,393	41,250	27,018

Loss from operations	(19,623)	(17,393)	(41,250)	(27,018)

Other income (expense)
Change in fair value of warrant liabilities	1,202	15,359	6,413	18,708
Other expense	—	—	(8)	—

Total other income (expense)	1,202	15,359	6,405	18,708

Net loss	$(18,421)	$(2,034)	$(34,845)	$(8,310)

Net loss per common share, basic and diluted	$(0.88)	$(0.12)	$(1.66)	$(0.55)

Weighted average common shares outstanding, basic and diluted	20,995	16,350	20,946	15,050